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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported):  May 29, 1998




                            ALLEGIANT BANCORP, INC.
             (Exact name of registrant as specified in its charter)


           MISSOURI                0-26350                43-1519382
        (State or other        (Commission File        (I.R.S. Employer
        jurisdiction of            Number)              Identification
         organization)                                      Number)



          2122 KRATKY ROAD
          ST. LOUIS, MISSOURI                      63114
(Address of principal executive offices)         (Zip Code)



      Registrant's telephone number, including area code:  (314) 692-8200




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ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On May 29, 1998, the Board of Directors of Allegiant Bancorp, Inc. (the "Registrant"), upon recommendation of its Audit Committee, engaged Ernst & Young LLP ("E&Y") as the Registrant's independent auditors for the year ending December 31, 1998. The Board of Directors of the Registrant retained E&Y based upon the Board's determination that the Registrant would benefit from E&Y's local expertise in financial institutions and in matters involving the Securities and Exchange Commission.

         The engagement of E&Y arose from the Registrant's policy of requesting proposals for audit services every three years. In each of 1992, 1995 and 1998, the Board of Directors of the Registrant solicited proposals from selected auditing firms to audit the Registrant's financial statements.
Arthur Andersen LLP served as the Registrant's independent auditors for the three-year period ended December 31, 1991 and BDO Seidman, LLP ("BDO") served as the Registrant's independent auditors for the six-year period ended
December 31, 1997.

         The BDO audit reports on the consolidated financial statements of the Registrant as of and for the two years ended December 31, 1997 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two-year period ended December 31, 1997 and through the period ended May 29, 1998, there was no disagreement between the Registrant and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement if not resolved to the satisfaction of BDO, would have caused it to make references to the subject matter of such disagreement in connection with its report.

         As the Registrant previously reported in its Annual Report on Form 10-KSB for the year ended December 31, 1997, operating losses increased $794,000 in 1997 compared to the prior year. During the latter part of 1997, several events occurred which culminated in increased levels of operating losses. In September 1997, the Registrant acquired two branch offices. These branches were integrated into the Registrant's existing computer and operating systems during September 1997. Substantial difficulties were encountered in this integration process because of the different operating policies and procedures between the organizations and because of the large increase in transactional volumes. Shortly after integrating these branches, the Registrant upgraded its computer systems to an entirely new operating system designed to handle the substantially increased size and volumes resulting from the branches, as well as provide capacity for future growth. The computer systems conversions compounded the integration process due to conversion anomalies and the subsequent differences in the computer operating systems. Because of these events, the Registrant experienced impediments reconciling accounts and researching and clearing reconciling items. The differences that resulted totaled $752,000, which was charged to operating losses in the fourth quarter. The Registrant believes that these losses are not systemic and were non-recurring.

         Over the past few years, the Registrant has experienced substantial growth which has strained its management, administrative and operating resources and financial control systems. The Registrant recently has added various key officers, including Sandra L. Friedman, as Senior Vice President and Chief Financial Officer, and David Maher as Vice President and Controller. Ms. Friedman, who joined the Registrant in January 1998, has 20 years experience in banking and accounting and Mr. Maher, who also joined the Registrant in January 1998, has 15 years experience in banking and accounting. Following the audit of the Registrant's financial statements as of and for the two years ended December 31, 1997, on which, as previously discussed, BDO issued an unqualified audit opinion, the Registrant received a management letter from BDO. The management letter identified certain material weaknesses in the design

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and operation of the Registrant's internal controls, which the accountants indicated adversely affected the Registrant's ability to record, process, summarize and report financial data. The Registrant believes that it has implemented steps to correct the deficiencies noted, including the hiring of Ms. Friedman and Mr. Maher as senior management personnel with substantial experience in banking, accounting and auditing.

         The Registrant has authorized BDO to fully respond to any inquires of E&Y concerning its audit. During the two years ended December 31, 1997 and through the date of the appointment, E&Y did not provide any consultations to the Registrant regarding the application of accounting principles to specific transactions and the type opinion that they may have rendered on the financial statements. E&Y, however, was engaged as a consultant by the Registrant in connection with the organization by a subsidiary of the Registrant of a real estate investment trust.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)   Financial Statements of Business Acquired
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               Not applicable.

         (b)   Pro Form Financial Information
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               Not applicable.

         (c)   Exhibits
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               Exhibit 16:  Letter from BDO Seidman, LLP to the Securities and
                            Exchange Commission regarding Item 4 disclosure contained herein, to be filed by amendment.


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                          SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 3, 1998

                                            ALLEGIANT BANCORP, INC.



                                            By: /s/ Shaun R. Hayes
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                                                Shaun R. Hayes, President


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